GOLDEN HOPE RESOURCES CORP. EFFECTS FORWARD STOCK SPLIT,
CHANGES NAME, TRADING SYMBOL, AND CUSIP NUMBER

Littleton, Colorado November 7, 2005: Eternal Energy Corp.,-OTC: EERG (formerly known as Golden Hope Resources Corp. (GHPR)) today announced that it has effected a 35-for-1 forward stock split of its outstanding common stock. The record date for the stock split is November 7, 2005, and new stock certificates reflecting the stock split will be issued upon surrender by the company’s stockholders of the pre-split certificates for exchange. In addition, the company also changed its name to “Eternal Energy Corp.”, and its common stock will be quoted under a new trading symbol of “EERG” with a new Cusip number of “29759Y 10 7,” effective Monday, November 7, 2005.

About Eternal Energy Corp.:

Eternal Energy Corp. (formerly known as Golden Hope Resources Corp.) is an exploration stage oil and gas company engaged in the exploration for petroleum and natural gas. The corporation was incorporated in the Nevada on July 25, 2003 to engage in the acquisition, exploration and development of natural resource properties.

The Private Securities Litigation Reform Act of 1995 provides a “safe harbor” for forward-looking statements. Certain information included in this press release contains statements that are forward-looking, such as statements related to the future anticipated direction of the industry, plans for future expansion, various business development activities, planned capital expenditures, future funding sources, anticipated sales growth, and potential contracts. Such forward-looking information involves important risks and uncertainties that could significantly affect anticipated results in the future and, accordingly, such results may differ from those expressed in any forward-looking statements made by, or on behalf of Eternal Energy Corp. These risks and uncertainties include, but are not limited to, those relating to development and expansion activities, dependence on existing management, financing activities, and domestic and global economic conditions.

Contact:
Eternal Energy Corp.
Attention: Bradley M. Colby
Phone: (303) 385-1230